                                                                  EXHIBIT 4.8





                          CERTIFICATE OF DESIGNATIONS
                                       of
                       $1.50 CONVERTIBLE PREFERRED STOCK
                          (Par Value $1.00 Per Share)
                                       of
                           NOBLE DRILLING CORPORATION
                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware


                       NOBLE DRILLING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on _________, 1994 duly adopted the following preamble and resolution establishing and creating a series of 4,025,000 shares of Preferred Stock, par value $1.00 per share, of the Corporation:

                             WHEREAS, the Board of Directors on June 9, 1994
                       duly adopted resolutions authorizing the Corporation to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") dated June 13, 1994 among the Corporation, Chiles Offshore Corporation, a Delaware corporation ("Chiles"), and Noble Offshore Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation ("Noble Sub"), which provides for the merger (the "Merger") of Chiles with and into Noble Sub; and

                             WHEREAS, the Corporation agreed in the Merger
                       Agreement to take action prior to the Effective Time (as defined in the Merger Agreement and in the following resolution), to establish and create a new series of preferred stock of the Corporation to be designated the "$1.50 Convertible Preferred Stock;" and

                             WHEREAS, the Merger Agreement provides, among
                       other things, that, subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger, each share of Chiles $1.50 Convertible Preferred Stock, par value $1.00 per share ("Chiles Preferred Stock"), issued and outstanding immediately prior to the Effective Time, other than any shares of Chiles Preferred Stock to be cancelled pursuant to Section 1.7(c) of the Merger Agreement, shall be converted into the right to receive one share of the $1.50 Convertible Preferred Stock of the Corporation; and

                             WHEREAS, the $1.50 Convertible Preferred Stock of
                       the Corporation shall rank on a parity with the $2.25 Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Corporation; and

                             WHEREAS, a certificate of designations with
                       respect to the $1.50 Convertible Preferred Stock of the Corporation shall become effective, in accordance with
                       Section 151 of the General Corporation Law of the State of Delaware, prior to the Effective Time;

                             NOW, THEREFORE, BE IT RESOLVED, that, pursuant to
                       the authority conferred on the Board of Directors of this Corporation by the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Corporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

                       $1.50 Convertible Preferred Stock

                       Section 1. Number of Shares and Designation. 4,025,000 shares of the Preferred Stock, par value $1.00 per share, of the Corporation are hereby constituted as a series of the Preferred Stock designated as "$1.50 Convertible Preferred Stock" (hereinafter referred to as the "$1.50 Preferred Stock").

                       Section 2. Definitions. For purposes of the $1.50 Preferred Stock, the following terms shall have the meanings indicated:

                             "Board of Directors" shall mean the Board of
                       Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the $1.50 Preferred Stock.

                             "Business Day" shall mean any day other than a
                       Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                             "Change of Control" shall have the meaning set
                       forth in paragraph (e)(i) of Section 8 hereof.

                             "Chiles Preferred Stock" shall mean the $1.50
                       Convertible Preferred Stock, par value $1.00 per share, of Chiles Offshore Corporation, a Delaware corporation, which shall be converted into the right to receive shares of the $1.50 Preferred Stock pursuant to the Merger.

                             "Closing Price" with respect to a particular
                       security on any day shall mean on such day the last reported sales price, regular way, for such security or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for such security, in either case as reported on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ National Market System"), or, if such security is not quoted on the NASDAQ National Market

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
                       System, the average of the closing bid and asked prices for such security in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported by NASDAQ, the average of the bid and asked prices for such security for such day as furnished by any National Association of Securities Dealers, Inc. ("NASD") member firm regularly making a market in such security selected for such purpose by the board of directors or similar governing body of the issuer of such security or, if no such quotations are available, the fair market value of such security furnished by any NASD member firm selected from time to time by the board of directors or similar governing body of the issuer of such security for that purpose.

                             "Common Stock" shall mean the Common Stock of the
                       Corporation, par value $.10 per share.

                             "Conversion Price" shall mean the conversion price
                       per share of Common Stock into which the $1.50 Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial Conversion Price will be $10.23 (equivalent to the rate of 2.4446 shares of Common Stock for each share of $1.50 Preferred Stock).

                             "Current Market Price" per share of Common Stock
                       on any date shall mean the average of the daily Closing Prices for the 30 consecutive Trading Dates commencing 45 Trading Dates before the date of determination.

                             "Defaulted Preferred Stock" shall have the meaning
                       set forth in paragraph (a) of Section 10 hereof.

                             "dividend payment date" shall have the meaning set
                       forth in paragraph (a) of Section 3 hereof.

                             "dividend payment record date" shall have the
                       meaning set forth in paragraph (a) of Section 3 hereof.

                             "Dividend Periods" shall mean quarterly dividend
                       periods commencing on the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Effective Date and end on and include September 30, 1994).

                             "Effective Date" shall mean July 1, 1994.

                             "Effective Time" shall mean such time as a
                       certificate of merger with respect to the Merger is duly filed with the Secretary of State of Delaware or at such later time (not to exceed 90 days form the date the certificate is filed) as is specified in the certificate of merger pursuant to the mutual agreement of the Corporation and Chiles Offshore Corporation.

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
                             "Fundamental Change" shall have the meaning set
                       forth in paragraph (e)(ii) of Section 8 hereof.

                             "Merger" shall mean the merger of Chiles Offshore
                       Corporation with and into Noble Offshore Corporation pursuant to that certain Agreement and Plan of Merger dated June 13, 1994 among the Corporation, Chiles Offshore Corporation and Noble Offshore Corporation.

                             "Person" shall mean any individual, firm,
                       partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                             "Redemption Price" shall have the meaning set
                       forth in paragraph (a) of Section 5 hereof.

                             "Securities" shall have the meaning set forth in
                       paragraph (d)(iii) of Section 7 hereof.

                             "Trading Date" with respect to any security means
                       (i) if such security is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for trading, (ii) if such security is quoted on the NASDAQ National Market System, or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (iii) if not listed or admitted for trading as described in clause (i) or quoted as described in clause (ii), a day on which quotations are reported by the National Quotation Bureau Incorporated or (iv) otherwise, any Business Day.

                             "Transaction" shall have the meaning set forth in
                       paragraph (e) of Section 7hereof.

                             "Transfer Agent" means Liberty Bank and Trust
                       Company of Oklahoma City, N.A., Oklahoma City, Oklahoma, or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent or conversion agent for the $1.50 Preferred Stock.

                       Section 3. Dividends. (a) The holders of shares of the $1.50 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at an annual rate of $1.50 per share of $1.50 Preferred Stock. Such dividends shall be cumulative from the Effective Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 in each year (each a "dividend payment date"), commencing on September 30, 1994. If any dividend payment date shall be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the $1.50 Preferred Stock, as they appear on the stock records of the Corporation at the close of business on those dates (each such date, a "dividend payment record date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of

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
Directors. Dividends on the $1.50 Preferred Stock shall accrue (whether or not declared) on a daily basis from the Effective Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the dividend payment date occurring on the last day of the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                       (b) The amount of dividends payable for each full Dividend Period for the $1.50 Preferred Stock shall be computed by dividing the annual dividend amount by four (rounded down to the nearest cent). The amount of dividends payable for any period shorter or longer than a full Dividend Period on the $1.50 Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of $1.50 Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holder converts such shares in accordance with Section 7 hereof). Holders of shares of $1.50 Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of cumulative dividends, as herein provided, on the $1.50 Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the $1.50 Preferred Stock which are in arrears.

                       (c) So long as any shares of the $1.50 Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the $1.50 Preferred Stock, for any period unless full cumulative dividends on all outstanding shares of $1.50 Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the $1.50 Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the $1.50 Preferred Stock, all dividends declared upon such other stock shall be declared and paid pro rata so that the amounts of dividends per share declared and paid on the $1.50 Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the $1.50 Preferred Stock and on such other stock bear to each other.

                       (d) So long as any shares of the $1.50 Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the $1.50 Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by

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
conversion into or exchange for stock of the Corporation ranking junior to the $1.50 Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $1.50 Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $1.50 Preferred Stock.

                       (e) So long as any shares of the $1.50 Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of Common Stock or other stock ranking junior to the $1.50 Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Corporation ranking junior to the $1.50 Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the $1.50 Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the $1.50 Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $1.50 Preferred Stock and any other stock of the Corporation ranking on a parity with the $1.50 Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $1.50 Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the $1.50 Preferred Stock as to dividends.

                       Section 4.  Liquidation Preference.

                       (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the $1.50 Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of $1.50 Preferred Stock shall be entitled to receive $25.00 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the $1.50 Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the $1.50 Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of $1.50 Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of $1.50 Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the $1.50 Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of $1.50 Preferred Stock and any such other stock ratably in accordance with the respective amounts that would be payable on such shares of $1.50 Preferred Stock and any such other stock if all amounts payable t hereon were paid in full. For the purposes of this Section 4, neither a consolidation or merger of the Corporation with one or more corporations or other entities nor a sale, lease, exchange or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                       (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the $1.50 Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of $1.50 Preferred Stock, as provided in this Section 4, any other series or class or classes of stock ranking junior to the $1.50 Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applicable thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of $1.50 Preferred Stock shall not be entitled to share therein.

                       (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the $1.50 Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation.

                       Section 5.  Redemption at the Option of the Corporation.

                       (a) $1.50 Preferred Stock may not be redeemed by the Corporation prior to December 31, 1996. On or after such date the Corporation, at its option, may redeem the shares of $1.50 Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the twelve-month periods beginning on December 31 in each of the following years at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared (the "Redemption Price").

                                           Year                                            Price per Share
                                           ----                                            ---------------
                                           1996                                                  $26.05
                                           1997                                                  $25.90
                                           1998                                                  $25.75
                                           1999                                                  $25.60
                                           2000                                                  $25.45
                                           2001                                                  $25.30
                                           2002                                                  $25.15
                                           2003 and thereafter                                   $25.00

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

                       (b) In the event the Corporation shall redeem shares of $1.50 Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of $1.50 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) the then current Conversion Price; and
(vi) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares of $1.50 Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, such shares shall no longer be deemed outstanding, all rights of the holders of such shares as stockholders of the Corporation shall cease, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

                       Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Redemption Price aforesaid. If fewer than all the outstanding shares of $1.50 Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of $1.50 Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                       In the event that the Corporation has failed to pay accrued and unpaid dividends on the $1.50 Preferred Stock, it may not redeem less than all of the then outstanding shares of the $1.50 Preferred Stock until all such accrued and unpaid dividends and the then current quarterly dividends have been paid in full.

                       Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 5 and any holder of shares of $1.50 Preferred Stock shall, prior to the close of business on the redemption date, give written notice to the Corporation pursuant to Section 7(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then (i) the Corporation shall not have the right to redeem such shares, (ii) the conversion of such shares to be redeemed shall become effective as provided in Section 7 and (iii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of $1.50 Preferred Stock on the dividend payment record date for such dividends being so payable, to the extent set forth in Section 7 hereof, regardless of whether such shares are converted subsequent to such dividend payment record date and prior to the related dividend payment date).

                       Section 6. Shares to be Retired. All shares of $1.50 Preferred Stock purchased, redeemed, exchanged or converted by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be reissued.

                       Section 7. Conversion. Holders of shares of $1.50 Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

                       (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of $1.50 Preferred Stock shall have the right, at such holder's option, at any time to convert all or any of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares called for redemption pursuant to
Section 5 hereof shall terminate at the close of business on the date fixed for such redemption. No share of $1.50 Preferred Stock may be converted in part into Common Stock.

                       (b) In order to exercise the conversion right, the holder of each share of $1.50 Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of $1.50 Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of $1.50 Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

                       Holders of shares of $1.50 Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a redemption date falling between the close of business on such dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holders convert such shares called for redemption pursuant to this Section 7) notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of $1.50 Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares of $1.50 \ Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of $1.50 Preferred Stock presented for conversion prior to the opening of business on such dividend payment date. A holder of shares of $1.50 Preferred Stock on a dividend payment record date who (or whose transferee) surrenders any such shares for conversion into shares of Common Stock on the corresponding dividend payment date will receive the dividend payable by the Corporation on such shares of $1.50 Preferred Stock on such date and the converting holder need not include payment in the amount of such dividend upon surrender of shares of $1.50 Preferred Stock for conversion on the dividend payment date. Except as provided in this paragraph, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of $1.50 Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

                       As promptly as practicable after the surrender of certificates for shares of $1.50 Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

                       Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of $1.50 Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the $1.50 Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

                       (c) In connection with the conversion of any shares of $1.50 Preferred Stock, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the $1.50 Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of $1.50 Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the Closing Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one certificate for shares of $1.50 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $1.50 Preferred Stock so surrendered.

                       (d) The Conversion Price shall be adjusted from time to time as follows:

                             (i) In case the Corporation shall after the Effective Time (A) pay a dividend or make a distribution on its Common Stock that is paid or made (1) in shares of its Common Stock or (2) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted or (in the case of clause (A)(2)) other provision shall be made so that the holder of any share of $1.50 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and rights to purchase stock or other securities which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. In the event of the redemption of any rights referred to in clause (A), such holder shall have the right to receive, in lieu of any such rights, any cash, property or securities paid in respect of such redemption; provided, however, that if the value of such cash, property or securities is less than $.10 per share of Common Stock, such holder shall not be entitled to such cash, property or securities.
                       An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

                             (ii) In case the Corporation shall issue after the Effective Time rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the issuance date) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (2) the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of
                       (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (2) the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall, if made in good faith, be conclusive).

                             (iii)  In case the Corporation shall pay a
                       dividend or make a distribution to all holders of its Common Stock after the Effective Time of any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets, including securities (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), but excluding rights, warrants, dividends and distributions referred to in subparagraphs (i) and (ii) above, regular periodic cash dividends payable out of the Corporation's surplus that may from time to time be fixed by the Board of Directors and dividends and distributions in connection with the liquidation, dissolution or winding up of the Corporation, then in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value as determined by the Board of Directors (whose determination shall, if made in good faith, be conclusive) as of such record date of the portion of the Securities applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of $1.50 Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such share of $1.50 Preferred Stock immediately prior to the record date for the distribution of the Securities. Except as provided in paragraph (h) below, such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                             (iv)  Notwithstanding anything in subparagraph
                       (ii) above, if such rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Corporation upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, then the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that (A) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the granting of all such rights or warrants whether or not exercised and (B) the Corporation issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such rights or warrants, and such shares were issued and sold for a consideration equal to the aggregate exercise price in effect under the rights or warrants actually exercised at the respective dates of their exercise.
                       For purposes of subparagraph (ii), the aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of rights or warrants shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants into shares of Common Stock.

                             (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, however, that any adjustment shall be required and shall be made in accordance with the provisions of this Section 7 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended (or any successor statute), hereafter made by the Corporation to its stockholders shall not be taxable to such stockholders.

                       (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing transactions being referred to as a "Transaction"), then the $1.50 Preferred Stock remaining outstanding will thereafter no longer be subject to conversion into Common Stock pursuant to Section 7, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of $1.50 Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction after which shares of the $1.50 Preferred Stock shall remain outstanding unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any such Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the $1.50 Preferred Stock which will contain provisions enabling the holders of shares of the $1.50 Preferred Stock which remain outstanding after such Transaction to convert such shares into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the $1.50 Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of $1.50 Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of $1.50 Preferred Stock contained in this Section 7. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                       (f)   If:

                             (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock that would cause an adjustment to the Conversion Price of the $1.50 Preferred Stock pursuant to the terms of any of the paragraphs above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph (d)(v) above);

                             (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class of stock or any other rights or warrants;

                             (iii) there shall be any reclassification or change of the Common Stock (other than an event to which paragraph (d)(i) of this Section 7 applies) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation or any Fundamental Change or Change of Control (each as defined in Section 8 below); or

                             (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in addition to actions otherwise required to be taken pursuant to Section 8, the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the $1.50 Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                       (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officers' certificate signed by the President or a Vice President and the Chief Financial Officer or the Secretary of the Corporation setting forth the Conversion Price after such adjustment, the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustment is based. If the calculation of the adjustment requires a determination by the Board of Directors pursuant to paragraph (d)(iii) of this Section 7 or any similar provision, such certificate shall include a copy of the resolution of the Board of Directors relating to such determination. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustment is based and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of $1.50 Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

                       (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Section 7 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any share of $1.50 Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph
(c) of this Section 7.

                       (i) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation controlled by the Corporation.

                       (j) If any single action would require adjustment pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to the holders of the $1.50 Preferred Stock.

                       (k) In case the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of $1.50 Preferred Stock, the Conversion Price for the $1.50 Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances. Subject to the foregoing, there shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.

                       (l) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the $1.50 Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of $1.50 Preferred Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of $1.50 Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                       Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the $1.50 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                       The Corporation will endeavor to make the shares of Common Stock required to be delivered upon conversion of the $1.50 Preferred Stock eligible for trading upon any national securities exchange, or any automated quotation system of a registered securities association, upon or through which the Common Stock shall then be traded prior to such delivery.

                       Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the $1.50 Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                       (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of $1.50 Preferred Stock (or any other securities issued on account of the $1.50 Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the $1.50 Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of $1.50 Preferred Stock (or any other securities issued on account of the $1.50 Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of $1.50 Preferred Stock with respect to which such Common Stock shares are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

                       (n) The Corporation shall not take any action which results in an adjustment of the number of shares of Common Stock issuable upon conversion of a share of $1.50 Preferred Stock if the total number of shares of Common Stock issuable after such action upon conversion of the $1.50 Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Certificate of Incorporation. Subject to the foregoing, the Corporation shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the conversion from time to time, and taking into account adjustments as herein provided, of outstanding shares of the $1.50 Preferred Stock in accordance with the terms and provisions of the Certificate of Incorporation.

                       Section 8.  Special Conversion Rights.

                       (a) Upon the occurrence of a Change of Control with respect to the Corporation, each holder of $1.50 Preferred Stock shall have the right, at the holder's option, for a period of 30 days after the mailing of a notice by the Corporation to the holders of the $1.50 Preferred Stock pursuant to Section 12 hereof that a Change of Control has occurred, to convert all, but not less than all, of such holder's $1.50 Preferred Stock into Common Stock of the Corporation at an adjusted Conversion Price per share equal to the Special Conversion Price (as defined in paragraph (e) below). The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, pay to the holder cash equal to the Market Value (as defined in paragraph (e) below) of the Common Stock multiplied by the number of shares of Common Stock into which such shares of $1.50 Preferred Stock would have been convertible immediately prior to such Change of Control at an adjusted Conversion Price equal to the Special Conversion Price. The Special Conversion Price arising upon a Change of Control shall only be applicable in respect of the first Change of Control that occurs after the Effective Time. $1.50 Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the number of shares of Common Stock that the holders of the $1.50 Preferred Stock would have owned immediately after the Change of Control if the holders had converted the $1.50 Preferred Stock immediately before the effective date of the Change of Control, subject to adjustment as provided in Section 7 hereof.

                       (b) Upon the occurrence of a Fundamental Change with respect to the Corporation, each holder of $1.50 Preferred Stock shall have a special conversion right, at the holder's option, for a period of 30 days after the mailing of a notice by the Corporation to the holders of the $1.50 Preferred Stock pursuant to Section 12 hereof that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's $1.50 Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such shares of $1.50 Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted Conversion Price equal to the Special Conversion Price. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, pay to the holder cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of $1.50 Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted Conversion Price equal to the Special Conversion Price. $1.50 Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the $1.50 Preferred Stock would have owned immediately after the Fundamental Change if the holders had converted the $1.50 Preferred Stock immediately before the effective date of the Fundamental Change, subject toadjustment as provided in Section 7 hereof.

                       (c) Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within 30 days after such occurrence, the Corporation shall mail to each registered holder of $1.50 Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

                             (i)     the event constituting the Change of
                       Control or Fundamental Change;

                             (ii) the conversion date upon exercise of the applicable special conversion right;

                             (iii)   the Special Conversion Price;

                             (iv)    the conversion rate (and related
                       conversion price) then in effect under Section 7 and the continuing conversion rights, if any, under Section 7;

                             (v) the name and address of the paying agent and conversion agent;

                             (vi) that holders who want to convert shares of $1.50 Preferred Stock must satisfy the requirements of
                       Section 7(b) (specifying such requirements) and must exercise such conversion right within the 30-day period after the mailing of such notice by the Corporation;

                             (vii) that exercise of such conversion right shall be irrevocable and no dividends on shares of $1.50 Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

                             (viii)  that the Corporation (or a successor
                       corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all shares of $1.50 Preferred Stock tendered for conversion.

                       (d) A holder of $1.50 Preferred Stock must exercise the special conversion right within the 30-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance with Section 7(b) to the extent the procedures in Section 7(b) are consistent with the special provisions of this
Section 8. Exercise of such conversion right shall be irrevocable, to the extent permitted by applicable law, and dividends on $1.50 Preferred Stock tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the 30th day after the mailing of the Special Conversion Notice. In taking any action in connection with any Change of Control or Fundamental Change or related special conversion right, the Corporation will comply with all applicable federal securities laws and regulations.

                       (e) The following definitions shall apply to terms used in this Section 8:

                             (i) a "Change of Control" with respect to the Corporation shall be deemed to have occurred at such time as any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a group (within the meaning of Rule 13d-5 under the Exchange Act and any successor rule), together with any of its Affiliates or Associates (as defined below), files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person has become the beneficial owner of either (i) 55% or more of the shares of Common Stock of the Corporation then outstanding or (ii) securities representing 55% or more of the combined voting power of the Voting Stock (as defined below) of the Corporation then outstanding; provided, however, that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by, or is under common control with, the person specified. An "Associate" of a person means (1) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; (3) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person; and (4) any person who is a director or officer of the person or any of its parents or subsidiaries. As used herein, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Corporation in accordance with Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder; provided, however, that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the 60-day limitation referred to in Rule 13d-3.

                             (ii) a "Fundamental Change" with respect to the Corporation means (i) the occurrence of any transaction or event in connection with which 55% or more of the outstanding Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Corporation's property, business or assets; provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (a) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (b) any consolidation or merger of the Corporation in which the holders of Common Stock of the Corporation immediately prior to such transaction own, directly or indirectly,
                       (1) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and (2) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (as defined below) (or of the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time.

                             (iii) "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                             (iv)  the "Special Conversion Price" shall mean
                       (i) the higher of (a) the Market Value of the Common Stock or (b) $6.53 per share (which amount will, each time the Conversion Price is adjusted as provided elsewhere herein, be adjusted so that the ratio of such dollar amount to the Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $6.53 to the initial Conversion Price, without giving effect to any such adjustment) multiplied by (ii) a ratio the numerator of which is $25.00 and the denominator of which is the Redemption Price (or, if prior to the date on which the Corporation may begin to redeem the $1.50 Preferred Stock, the Redemption Price applicable commencing on such date).

                             (v) the "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the Closing Price of the Common Stock or such other Marketable Stock, as the case may be, for the five Trading Dates ending on the last Trading Date preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the Closing Price of such Marketable Stock during the first five Trading Dates commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

                             (vi) "Marketable Stock" shall mean the Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

                       Section 9.  Ranking.

                       (a) Any class or classes of stock of the Corporation shall be deemed to rank:

                             (i) prior to the $1.50 Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of $1.50 Preferred Stock;

                             (ii) on a parity with the $1.50 Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the $1.50 Preferred Stock, if the holders of such class of stock and of the $1.50 Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

                              (iii) junior to the $1.50 Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be the Common Stock or if the holders of $1.50 Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

                       (b) For purposes of dividends and the distribution of assets upon liquidation, dissolution or winding up, the shares of the $2.25 Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Corporation shall rank on a parity with the shares of $1.50 Preferred Stock.

                       Section 10.       Voting.

                       (a) Except as herein provided or as otherwise from time to time required by law, holders of $1.50 Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of $1.50 Preferred Stock at the time outstanding have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the holders of $1.50 Preferred Stock shall have the right, voting separately as a class with the holders of shares of any one or more other series of stock ranking on a parity as to dividends with the $1.50 Preferred Stock upon which like voting rights have been conferred and are exercisable (the $1.50 Preferred Stock and any such other stock, collectively for purposes hereof, the "Defaulted Preferred Stock"), to elect two directors of the Corporation at the Corporation's next annual meeting of the stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth herein. At elections for such directors, each holder of $1.50 Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such rights of the holders of Defaulted Preferred Stock, the then authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid, or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. As long as any shares of $1.50 Preferred Stock shall remain outstanding, the number of directors of the Corporation (excluding any directors elected by vote of the holders of shares of Defaulted Preferred Stock) elected at any meeting of stockholders of the Corporation at which directors are to be elected shall not be such as would cause the number of directors in office after such meeting (excluding any directors elected by vote of the holders of shares of Defaulted Preferred Stock) to exceed the number which is two less than the maximum number of directors permitted by the Certificate of Incorporation.

                       (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings, or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

                       (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such Defaulted Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice to holders of Defaulted Preferred Stock given as required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice to holders of Defaulted Preferred Stock given as required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

                       (d) The directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; any director elected by the holders of Defaulted Preferred Stock may be removed without cause by, and shall not be removed without cause otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who are entitled to participate in such election of directors, voting separately as a class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Corporation. If the office of any director elected by the holders of Defaulted Preferred Stock, voting separately as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting separately as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting separately as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting separately as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be reduced by the number of directors whose term of office shall have terminated as provided hereinabove.

                       (e) So long as any shares of the $1.50 Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least 66-2/3% of the shares of $1.50 Preferred Stock outstanding at the time given either by written consent or in person or by proxy at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                             (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to the $1.50 Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

                             (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including the Certificate of Designations relating to the $1.50 Preferred Stock) which would adversely affect any right, preference, privilege or voting power of the $1.50 Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of any such other series of preferred stock, in each case ranking on a parity with or junior to the $1.50 Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

                             (iii) the authorization of any reclassification
                       of the $1.50 Preferred Stock.

                       (f) So long as any shares of the $1.50 Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least 50% of the shares of $1.50 Preferred Stock outstanding at the time given either by written consent or in person or by proxy at any special or annual meeting, shall be necessary to permit, effect or validate any increase in the amount of authorized $1.50 Preferred Stock or the creation of additional classes of stock or the issuance of any series of capital stock ranking on a parity with the $1.50 Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding up of the Corporation.

                       The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of $1.50 Preferred Stock shall have been redeemed.

                       Section 11. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of $1.50 Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                       Section 12. Notice. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: if to the Corporation, to its offices at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042 (Attention: Corporate Secretary) or other agent of the Corporation designated as permitted hereby; or, if to any holder of the $1.50 Preferred Stock, to such holder at the address of such holder of the $1.50 Preferred Stock as listed in the stock record books of the Corporation (which shall include the records of the Transfer Agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                       IN WITNESS WHEREOF, this Certificate has been signed on behalf of the Corporation by its Chairman, President and Chief Executive Officer as of the ____ day of _________, 1994.


                                                NOBLE DRILLING CORPORATION



                                                By:
                                                   --------------------------
                                                   James C. Day
                                                   Chairman, President and Chief
                                                   Executive Officer